FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

Exhibit 99.1

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for the Fourth Quarter of Fiscal 2014

●	ASV increased $31.6 million, up 7.3% organically
●	Highest level of new clients additions since 2005
●	Added over 2,000 combined net new users from buy-side and sell-side clients
●	Adjusted EPS rose 11% to $1.31

NORWALK, Conn., September 16, 2014 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated global financial information and analytical applications to the investment community, today announced its results for the fourth quarter of fiscal 2014.

For the quarter ended August 31, 2014, revenues advanced to $238.7 million, up 9% over the prior year. Included in this total was $3.7 million from acquisitions completed since September 2013. Operating income was $79.4 million compared to $70.5 million in the year ago quarter. Net income was $55.4 million versus $51.0 million a year ago. Diluted earnings per share was $1.31 compared to $1.16 in the same period of fiscal 2013.

Adjusted operating income increased 8%. Prior year adjusted operating income excludes a non-cash pre-tax charge of $2.6 million for stock-based compensation primarily related to vesting of performance-based options granted. Adjusted net income advanced 7% as the year ago fourth quarter excludes an after-tax stock-based compensation charge of $1.9 million and income tax benefits related to the U.S. Federal R&D tax credit of $1.0 million. Adjusted diluted EPS grew 11%. The prior year fourth quarter excludes $0.04 from stock-based compensation and income tax benefits of $0.02.

A reconciliation between GAAP and adjusted financial measures is presented on page 8 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)
	Three Months Ended August 31,
(In thousands, except per share data)	2014	2013	Change
Revenues	$238,664	$219,332	9%
Adjusted operating income	$79,386	$73,173	8%
Adjusted net income	$55,407	$51,828	7%
Adjusted diluted earnings per share	$1.31	$1.18	11%
Diluted weighted average shares	42,386	44,043

“Fiscal 2014 was our 34th consecutive year of revenue growth and our 18th consecutive year of positive earnings growth as a public company,” said Philip Hadley, Chairman and CEO. “I’m pleased with the continued acceleration on both the buy-side and sell-side as we closed this quarter. The just completed fourth quarter was one of our best quarters in the past decade as many of our financial and operating metrics rose across the board.”

Annual Subscription Value (“ASV”)

ASV totaled $963.6 million at August 31, 2014, up 7.3% organically over the prior year and increased $31.6 million over the last three months. Organic ASV growth rates from buy and sell-side clients rose to 8.5% and 1.6%, respectively. At August 31, 2014 buy-side clients account for 82.6% of ASV and the remainder derives from sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Fourth Quarter of Fiscal 2014

●	ASV from U.S. operations was $651.2 million and $312.4 million was related to international operations.
●	U.S. revenues were $161.2 million, up 6.5% organically from the year ago quarter.
●	Non-U.S. revenues rose to $77.4 million. Excluding incremental revenue from the acquisition of Matrix and the impact of foreign currency, the international growth rate was 7.3%.
●	Operating margin was 33.3%, up 50 basis points sequentially from the third quarter’s adjusted operating margin.
●

The effective tax rate for the fourth quarter was 30.4%, up from 28.1% a year ago. If the U.S. Federal R&D tax credit had been re-enacted by August 31, 2014, the annual effective tax rate would have been 28.7%.

●	Quarterly free cash flow was $65 million.

Operational Highlights – Fourth Quarter of Fiscal 2014

●	Client count rose by 81 to 2,743 at August 31, 2014.
●	Annual client retention was greater than 95% of ASV and 93% of clients, up from 92% a year ago.
●	Users of the FactSet workstation increased by 2,113 and totaled 54,596 professionals at August 31, 2014.
●	Employee count was 6,639 at August 31, 2014, up 6% over last year.
●	Capital expenditures were $6.0 million.
●	A regular quarterly dividend of $16.3 million or $0.39 per share was paid on September 16, 2014 to holders of record of FactSet common stock on August 29, 2014.
●	The Company repurchased 619,993 shares for $74.7 million during the fourth quarter. At August 31, 2014, $87.0 million remains authorized for future repurchases.
●	Common shares outstanding were 41.8 million at August 31, 2014.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2015 Expectations

●	Revenues are expected to range between $240 million and $243 million.
●	Operating margin is expected to range between 32.8% and 33.8%, which includes a 40 basis point reduction from the acquisition of Matrix.
●	The annual effective tax rate is expected to range between 31.0% and 32.0% and assumes that the U.S. Federal R&D tax credit will not be re-enacted by the end of the first quarter of fiscal 2015.
●	Diluted EPS should range between $1.31 and $1.33. The lapse in the U.S. Federal R&D tax credit reduces the first quarter's EPS range by $0.02 compared to the just completed fourth quarter.
●

The R&D tax credit has lapsed only once in its 33-year history without being retroactively re-enacted to previous periods. Should the R&D tax credit be re-enacted on or before November 30, 2014, diluted EPS range would range between $1.36 and $1.38 and FactSet would also recognize a benefit of $0.13 per share if the credit can be retroactively applied to previous periods.

Conference Call

The Company will host a conference call today, September 16, 2014, at 11:00 a.m. (Eastern Time) to review the fourth quarter fiscal 2014 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, net income and diluted earnings per share have been adjusted. Adjusted operating income in fiscal 2013 excludes a non-cash pre-tax charge of $2.6 million for stock-based compensation primarily related to vesting of performance-based options granted in connection with the acquisition of StreetAccount in June 2012. Adjusted net income in the year ago quarter excludes the after-tax stock-based compensation charge of $1.9 million and income tax benefits related to the U.S. Federal R&D tax credit of $1.0 million. Prior year adjusted diluted EPS excludes $0.04 from stock-based compensation and income tax benefits of $0.02 per diluted share. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed fourth quarter was $71 million of net cash provided by operations and $6 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 50,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands, except per share data)	2014	2013	2014	2013

Revenues	$238,664	$219,332	$920,335	$858,112

Operating expenses
Cost of services	92,521	80,231	353,686	306,379
Selling, general and administrative	66,757	68,567	264,430	282,314
Total operating expenses	159,278	148,798	618,116	588,693

Operating income	79,386	70,534	302,219	269,419

Other income	227	346	1,245	1,491
Income before income taxes	79,613	70,880	303,464	270,910

Provision for income taxes	24,206	19,916	91,921	72,273
Net income	$55,407	$50,964	$211,543	$198,637

Diluted earnings per common share	$1.31	$1.16	$4.92	$4.45

Diluted weighted average common shares	42,386	44,043	42,970	44,624

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands)	2014	2013	2014	2013

Net income	$55,407	$50,964	$211,543	$198,637

Other comprehensive (loss) income, net of tax
Net unrealized (loss) gain on cash flow hedges*	(268)	(4,118)	5,357	(3,296)
Foreign currency translation adjustments	(4,304)	(1,016)	7,895	(5,151)
Other comprehensive (loss) income	(4,572)	(5,134)	13,252	(8,447)
Comprehensive income	$50,835	$45,830	$224,795	$190,190

* For the three and twelve months ended August 31, 2014, the unrealized (loss) gain on cash flow hedges was net tax benefits of $159 and tax expense of $3,193, respectively. The unrealized loss on cash flow hedges disclosed above for the three and twelve months ended August 31, 2013, was net tax benefits of $2,459 and $1,965, respectively.

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

	August 31,	August 31,
(In thousands)	2014	2013

ASSETS
Cash and cash equivalents	$116,378	$196,627
Investments	20,008	12,725
Accounts receivable, net of reserves	90,354	73,290
Prepaid taxes	6,532	16,937
Deferred taxes	1,841	2,803
Prepaid expenses and other current assets	14,662	15,652
Total current assets	249,775	318,034
Property, equipment, and leasehold improvements, net	57,641	65,371
Goodwill	285,608	244,573
Intangible assets, net	41,855	36,223
Deferred taxes	22,377	22,023
Other assets	5,956	3,973
TOTAL ASSETS	$663,212	$690,197

LIABILITIES
Accounts payable and accrued expenses	$26,971	$29,864
Accrued compensation	42,481	40,137
Deferred fees	36,504	29,319
Taxes payable	5,036	3,769
Dividends payable	16,299	15,164
Total current liabilities	127,291	118,253
Deferred taxes	2,921	2,396
Taxes payable	5,501	5,435
Deferred rent and other non-current liabilities	16,417	22,334
TOTAL LIABILITIES	$152,130	$148,418

STOCKHOLDERS’ EQUITY
Common stock	$491	$481
Additional paid-in capital	413,754	326,869
Treasury stock, at cost	(734,746)	(454,917)
Retained earnings	849,504	700,519
Accumulated other comprehensive loss	(17,921)	(31,173)
TOTAL STOCKHOLDERS’ EQUITY	511,082	541,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$663,212	$690,197

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Twelve Months Ended August 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$211,543	$198,637
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	34,435	35,779
Stock-based compensation expense	22,891	39,951
Deferred income taxes	(1,028)	3,175
Gain on sale of assets	(62)	(26)
Tax benefits from share-based payment arrangements	(11,955)	(25,225)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of reserves	(13,299)	859
Accounts payable and accrued expenses	(2,903)	3,355
Accrued compensation	1,953	(776)
Deferred fees	3,594	(1,107)
Taxes payable, net of prepaid taxes	23,309	13,498
Prepaid expenses and other assets	(1,535)	2,105
Deferred rent and other non-current liabilities	(1,672)	(2,846)
Other working capital accounts, net	(248)	2,430
Net cash provided by operating activities	265,023	269,809

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(46,873)	(705)
Purchases of investments	(20,415)	(15,613)
Proceeds from sales of investments	14,323	14,423
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(17,743)	(18,517)
Net cash used in investing activities	(70,708)	(20,412)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(61,007)	(56,002)
Repurchase of common stock	(279,829)	(332,168)
Proceeds from employee stock plans	52,152	124,537
Tax benefits from share-based payment arrangements	11,955	25,225
Net cash used in financing activities	(276,729)	(238,408)

Effect of exchange rate changes on cash and cash equivalents	2,165	(3,406)

Net (decrease) increase in cash and cash equivalents	(80,249)	7,583

Cash and cash equivalents at beginning of period	196,627	189,044
Cash and cash equivalents at end of period	$116,378	$196,627

Reconciliation of GAAP to Adjusted Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended August 31,
(In thousands, except per share data)	2014	2013	Change
GAAP Operating income	$79,386	$70,534
Vesting performance-based stock options (a)	-	2,639
Adjusted Operating income	$79,386	$73,173	8%

GAAP Net income	$55,407	$50,964
Vesting performance-based stock options (a) (b)	-	1,876
U.S Federal R&D income tax benefit (c)	-	(1,012)
Adjusted Net income	$55,407	$51,828	7%

Adjusted Diluted earnings per common share	$1.31	$1.18	11%
Weighted average common shares (Diluted)	42,386	44,043

(a)

GAAP operating income for fiscal 2013 was adjusted to exclude a non-cash pre-tax charge of $2.6 million for stock-based compensation primarily related to performance-based options granted in connection with the acquisition of StreetAccount in June 2012. The vesting of the StreetAccount related performance-based stock options increased stock-based compensation, net of tax by $1.9 million and reduced diluted earnings per share by $0.04.

(b)

For the purposes of calculating adjusted net income and adjusted diluted earnings per share, the pre-tax stock-based compensation charge of $2.6 million was taxed at the prior year annual effective tax rate of 28.9%.

(c)

GAAP net income and diluted earnings per share for the fiscal 2013 fourth quarter were adjusted to exclude $1.0 million or $0.02 per diluted share in income tax benefits from the U.S. Federal R&D credit.

Reconciliation of Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below.

Three Months Ended August 31, 2014

(Condensed and Unaudited) In thousands, except per share data	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$79,386	$5,466	$2,262	$87,114
Net Income (a)	$55,407	$3,804	$1,574	$60,785
Diluted EPS (a) (b)	$1.31	$0.09	$0.04	$1.43
Weighted Average Shares	42,386			42,386

(a)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the current year annual effective tax rate of 30.4%.

(b)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.